UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  June 14, 2007

Plantronics, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-12696	77-0207692
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

345 Encinal Street
Santa Cruz, California 95060
(Address of Principal Executive Offices, including Zip Code)

(831) 426-5858
(Registrant's Telephone Number, including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2007, Plantronics, Inc. (“Plantronics”) announced the appointment of Larry Wuerz as Senior Vice President of Worldwide Operations, responsible for leading Plantronics’ global operations and supply chain.  Mr. Wuerz was formerly appointed an executive officer of Plantronics on June 14, 2007.  Prior to joining Plantronics, Mr. Wuerz was the worldwide Vice President of Operations and Supply Chain for the Desktop Personal Computer organization, including consumer, commercial and workstation personal computers at Hewlett Packard.  Prior to that role, Mr. Wuerz held the same title for Hewlett Packard’s Consumer Desktop Personal Computer organization.  Mr. Wuerz was employed by Hewlett Packard for twenty-eight (28) years.  Mr. Wuerz is 49 years of age.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

SECTION 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

The following exhibits are furnished as part of this report.

Exhibit Number	Description

99.1	Press release issued by Plantronics dated June 11, 2007 entitled “Larry Wuerz Joins Plantronics as Senior Vice President of Worldwide Operations”

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANTRONICS, INC.

Date: June 19, 2007	By:	/s/ Susan M. Fox
Susan M. Fox
Vice President, Finance and Worldwide Corporate Controller